UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 23, 2009

NTS MORTGAGE INCOME FUND
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-18550 (Commission file number)	61-1146077 (IRS Employer Identification No.)

10172 Linn Station Road Louisville, Kentucky 40223 (Address of principal executive offices)

(502) 426-4800 (Registrant’s telephone number, including area code)

N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On December 23, 2009, the Fund entered into an Eighth Mortgage Loan Modification Agreement (the “Agreement”), and related documents with National City Bank (“NCB”) for the purpose of modifying the existing development loan (“Master Loan”) on the Fawn Lake project.  Pursuant to the terms of the Agreement, NCB will permit the proceeds from the sale of Lots 1245 and 1246, Fawn Lake, Section 21B, to be placed in escrow with NCB and disbursed to NTS/Virginia Development Company, a Virginia corporation and NTS/Lake Forest II Residential Corporation, a Kentucky corporation, both corporations of which the Fund is the sole shareholder, to pay for the site development costs in Section 21B.  Pursuant to the Agreement the proceeds held in escrow are pledged to NCB and may be set off by NCB, if necessary, in connection with the development of Section 21B.

A copy of the executed documentation is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated in its entirety in this Item 1.01 disclosure by reference.

Item 9.01.  Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired: N/A
(b)	Pro Forma Financial Information: N/A
(c)	Shell Company Transactions: N/A
(d)	Exhibits:
	10.1	Eighth Mortgage Loan Modification Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NTS MORTGAGE INCOME FUND, a Delaware corporation

By:
Name:	Gregory A. Wells
Title:	Secretary/Treasurer/Chief Financial Officer
Date:	December 29, 2009

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